                                                                   EXHIBIT 10.36

                                     MASTER
                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into on this 25th day of March, 2002, by and between JOHN A. WILLIAMS, an individual resident of the State of Georgia ("Executive"), POST PROPERTIES, INC., a Georgia corporation ("Post"), POST GP Holdings, Inc., a Georgia corporation, as the general partner of POST APARTMENT HOMES, L.P., ("Holdings") and Post Services, Inc., a Georgia corporation ("Services");

                              W I T N E S S E T H:

            WHEREAS, Post, Holdings and Services desire to employ Executive, and Executive desires to be employed by Post, Holdings and Services on the terms and conditions contained in this Agreement;

            NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Post, Holdings, Services and Executive, intending to be legally bound, do hereby agree as follows:

                                    Section 1

                                   Employment

            Subject to the terms of this Agreement, Post, Holdings and Services hereby employ Executive effective as of July 1, 2002, and Executive hereby accepts such employment with Post, Holdings and Services. Executive shall serve as Chairman of the Boards of Directors of Post, Holdings and Services and in such capacities shall have, and shall discharge, such duties and responsibilities as shall be assigned to him from time to time by the Boards of Directors of Post, Holdings, and Services, but all such duties and responsibilities shall be no more than part-time and consultative in nature and none of such duties and responsibilities shall require Executive to maintain a regular work schedule or shall involve day-to-day operating duties or responsibilities. Executive shall report to the Board of Directors of Post with respect to his duties and responsibilities as Chairman of the Board of Post, to the Board of Directors of Holdings with respect to his duties and responsibilities as Chairman of the Board of Holdings and to the Board of Directors of Services with respect to his duties and responsibilities as Chairman of the Board of Services. Subject to the other terms and conditions of this Agreement, Executive, Post, Holdings and Services agree that Executive's compensation, accountabilities, and requirements shall be determined by Post's Board of Directors or its Compensation Committee (the "Committee"), in their sole discretion but after discussion with Executive, Holdings and Services. Executive shall discharge his duties and responsibilities as set in accordance with this Section 1 in good faith and with such care as is customarily required by an individual undertaking similar duties for entities similar to Post, Holdings and Services. Finally, Executive shall have the discretion to decide at any time whether he is performing his duties or exercising his responsibilities for Post, for Holdings or for Services.

                                    Section 2

                             Compensation; Expenses

            2.1. Base Salary. Executive shall be paid during the Term of this Agreement (as described in Section 3.1), a minimum base salary equal to $150,000 per annum (his "Base Salary"), which amount shall be subject to upward adjustment, if any, in accordance with this Section 2.1. The Committee shall review Executive's Base Salary on a regular basis and shall make such upward adjustment as the Committee deems appropriate to ensure that his Base Salary remains competitive. Executive's Base Salary, less all applicable withholding taxes, shall be paid to Executive in accordance with the payroll procedures in effect with respect to executive officers of Post but shall be apportioned between and actually be paid on Post's payroll, Holding's payroll (or, at its option, the payroll of Post Apartment Homes, LP ("Post LP")) and Services' payroll as agreed upon from time to time by Post, Holdings and Services.

            2.2. Stock Options. Executive shall be eligible to receive such grants of options to purchase Post stock or grants of restricted Post stock as the Committee determines in its discretion to grant to Executive from time to time.

            2.3. Expenses. Executive shall be reimbursed for all reasonable business-related expenses incurred by Executive at the request of or on behalf of Post, Holdings or Services, including, without limitation, first class travel and entertainment expenses incurred in connection with the performance of Executive's duties and responsibilities, moving expenses and his cellular and other expenses to maintain a complete, real time communications link with Post, Holdings and Services while he is away from his office.

            2.4. Participation in Employee Benefit Plans.

            (a) General. Executive shall be entitled to participate in such medical, dental, disability, hospitalization, life insurance, profit sharing and other employee benefit plans as maintained from time to time for the benefit of executive officers of Post, Holdings and Services, on the terms and subject to the conditions set forth in such plans. However, if Post, Holdings and Services each maintain the same plan, the benefits available under such plan shall not exceed the benefit


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

      which would have been available if Post, Holdings and Services were one and the same company.

            (b) Life Insurance. Post, Holdings and Services collectively will provide Executive with a split dollar life insurance program up to $31,000,000 on terms and conditions to be agreed upon by Post and Executive.

            (c) Annual Physical. Post, Holdings and Services will reimburse Executive for a comprehensive physical examination on an annual basis. Post, Holdings and Services require that Executive have such an examination at least every other year.

            2.5. Miscellaneous Perquisites.

            (a) Luncheon/Athletic Club. Post, Holdings and Services collectively shall reimburse Executive for monthly dues for one luncheon or athletic club.

            (b) Luxury Car. Post, Holdings and Services collectively shall reimburse Executive for the rental and operation of a luxury automobile, including lease payments, insurance, maintenance, ad valorem and use taxes, and operating expenses.

            (c) Office. Post, Holdings and Services collectively shall provide Executive with an office at 4401 Northside Parkway, Suite 100, Atlanta, Georgia, and all related equipment and services, including secretarial, bookkeeping and other support services, and operate and maintain such office during such hours (including hours on weekends and holidays) as Executive shall request, commensurate in all respects with the office, equipment and services provided to Executive on the date of this Agreement and, further, shall continue to provide and maintain commensurate mobile and home office equipment to and for Executive, including computers, telephones, home security systems, and related ancillary equipment such as printers, modems, fax machines, and pagers to enable Executive to perform his duties and responsibilities remotely and otherwise from his primary residence and each other residence owned and used as a secondary residence by Executive.

            (d) Personal Financial Counseling. Post, Holdings and Services collectively shall reimburse Executive for all reasonable costs associated with retaining a personal financial counselor, up to an annual amount of $75,000, to provide such advice and services, including tax advice and tax return preparation services, to and on behalf of Executive as customarily provided by personal financial counselors.

            (e) Company Airplane. Post, Holdings and Services shall make available to Executive for his business and personal use a Falcon 2000 for 100 hours in each consecutive 12 month period starting on July 1, 2002 or shall make


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      such aircraft available for such other number of hours or shall make such other aircraft available for such other number of hours as agreed upon from time to time by Post and Executive. Any personal use of an aircraft pursuant to this Section 2.5(e) shall be subject to the applicable tax rules for personal use.

            (f) Household Help. Post, Holdings and Services shall continue to make available employees to perform household and other services at Executive's residence on the same basis as employees are made available on the date of this Agreement subject to Executive continuing to reimburse Post, Holdings and Services for such services in accordance with the reimbursement procedures in effect on the date of this Agreement.

            (g) Legal Fees. Post, Holdings and Services shall pay Executive's reasonable legal fees and expenses which he incurs in connection with the negotiation of this Agreement.

            (h) Rule 10b5-1 Plan. Post consistent with Post's insider trading policies shall take such action as necessary or appropriate to assist Executive if Executive seeks to implement a "plan" under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to sell Post common stock or other securities issued by Post.

            (i) Health Benefits. Post shall make available to Executive after his termination of employment (for any reason) for his lifetime and, if he has a spouse at his death, to her for her lifetime, coverage under the group health plan in which Posts' senior executives continue to participate or, if such coverage can not reasonably be effected under the terms of such plan, shall reimburse Executive and such surviving spouse for their medical expenses to the same extent such expenses would have been reimbursed under the terms of such plan, all subject to the condition that (1) Executive pays Post for such coverage on the same basis as a former employee pays for such coverage and his surviving spouse, if any, pays for such coverage on the same basis that the surviving spouse of a former employees pays for such coverage and (2) Executive's employment not be terminated "For Cause" under Section 3.3(e).

            2.6. Allocation. Post, Holdings and Services shall allocate the payments and benefits called for under this Agreement between themselves as Post, Holdings and Services deem reasonable and appropriate and, further, may (as between themselves) designate one company to make all such payments (except with respect to Base Salary under Section 2.1) and provide all such benefits to Executive. However, Executive may (except with respect to Base Salary under
Section 2.1) look to either Post, Holdings or Services for 100% of the payments and benefits called for under this Agreement if at any time there is any failure by Post, Holdings or Services to make any payment or provide any benefit called for under this Agreement.


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

                                   Section 3.

                               Term of Employment

            3.1. Term of Employment. Unless earlier terminated in accordance with Section 3.3 of this Agreement, the employment of Executive under this Agreement shall commence on July 1, 2002 and shall continue until the date of Post's regularly scheduled annual shareholder's meeting in 2013 (the "Term").

            3.2. Termination of Prior Employment Agreement. Executive's Employment Agreement with Post, Holdings and Services entered into on June 1,1998 and as thereafter amended will terminate on July 1, 2002, but Executive's Noncompetition Agreement with Post, Holdings and Services, entered into as of July 22, 1993, shall not be affected by this Agreement and shall continue in full force and effect. Such Noncompetition Agreement and any successor to such agreement shall be referred to in this Agreement as the "Noncompetition Agreement."

            3.3. Termination. Executive's employment under this Agreement may be terminated as follows:

            (a) by Executive at any time if

                  (i) Executive is relieved of his title as Chairman of the
            Board of Directors of Post, Holdings or Services without his consent,

                  (ii) Executive is assigned duties or responsibilities which are outside the scope of the duties and responsibilities described in Section 1 without his consent,

                  (iii) there is a material decrease in the value of Executive's compensation and benefits package without his consent, or

                  (iv) Post, Holdings, Services or Post LP accelerates the date for repayment of any indebtedness owed by Executive to Post, Holdings, Services or Post LP without Executive's consent,

                  in which event his benefits under this Agreement shall be
            determined under Section 4.1;

            (b) by Executive for any reason during the one (1) year period which starts on the Effective Date of a Change in Control, where

                  (i) the term "Change in Control" shall mean

                        (1) a "change in control" of Post of a nature that would
                  be required to be reported in response to Item 6(e) of
                  Schedule 14A


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

                  for a proxy statement filed under Section 14(a) of the Securities Exchange Act of 1934, as amended, or "Exchange Act," as in effect on the date of this Agreement,

                        (2) a "person" (as that term is used in 14(d)(2) of the
                  Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities representing 45% or more of the combined voting power for election of directors of the then outstanding securities of Post,

                        (3) the individuals who at the beginning of any period
                  of two consecutive years or less (starting on or after the date of this Agreement) constitute Post's Board of Directors cease for any reason during such period to constitute at least a majority of Post's Board of Directors, unless the election or nomination for election of each new member of Post's Board of Directors was approved by vote of at least two-thirds of the members of such Board of Directors then still in office who were members of such Board of Directors at the beginning of such period,

                        (4) the shareholders of Post approve any reorganization,
                  merger, consolidation or share exchange as a result of which the common stock of Post shall be changed, converted or exchanged into or for securities of another organization (other than a merger with a Post affiliate or a wholly-owned subsidiary of Post) or any dissolution or liquidation of Post or any sale or the disposition of 50% or more of the assets or business of Post, or

                        (5) the shareholders of Post approve any reorganization,
                  merger, consolidation or share exchange with another corporation unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of Post immediately before the consummation of such transaction beneficially own more than 60% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 3.3(b)(i)(5)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of Post common stock immediately before the consummation of such transaction, provided (C) the percentage described in Section 3.3(b)(i)(5)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in Section 3.3(b)(i)(5)(B) of the beneficially owned shares of the


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

                  successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of Post by the persons described in Section 3.3(b)(i)(5)(A) immediately before the consummation of such transaction, and

                  (ii) the term "Effective Date" shall mean the date which
            includes the "closing" of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a "closing" or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a "closing", in which event his benefits under this Agreement shall be determined under Section 4.1;

            (c) by Post (other than under Section 3.3(e)), in which event his benefits under this Agreement shall be determined under Section 4.1;

            (d) by Executive's death, in which event his benefits under this Agreement shall be determined under Section 4.2; or

            (e) by Post "For Cause" if

                  (i) Executive is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on Post, Holdings, Services, Post LP or any of their direct or indirect subsidiaries, as determined by Post's Board of Directors in good faith,

                  (ii) Executive engages in a fraudulent act to the material damage or prejudice of Post, Holdings, Services, Post LP or any of their direct or indirect subsidiaries or in conduct or activities materially damaging to the property, business or reputation of Post, Holdings, Services, Post LP, or any of their direct or indirect subsidiaries, all as determined by Post's Board of Directors in good faith,

                  (iii) there is any material act or omission by Executive
            involving malfeasance or negligence in the performance of Executive's duties to Post, Holdings or Services to the material detriment of Post, Holdings, Services or Post LP, as determined by Post's Board of Directors in good faith, which has not been corrected by Executive within thirty (30) days after written notice from Post of any such act or omission,


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

                  (iv) Executive fails to comply in any material respect with the terms of this Agreement or any other written agreement with Post, Holdings, Services, Post LP or any of their direct or indirect subsidiaries or any written policies or directives of Post's Board of Directors as determined by Post's Board of Directors in good faith, which has not been corrected by Executive within thirty (30) days after written notice from Post of such failure, or

                  (v) Executive breaches any of the covenants set forth in the
            Noncompetition Agreement,

      in which event Executive's benefits under this Agreement shall be determined under Section 4.3.

                                    Section 4

                              Result of Termination

            4.1. General Rule. If Executive's employment under this Agreement is terminated under Section 3.3(a), Section 3.3(b) or Section 3.3(c), then

            (a) Executive shall be entitled to continue to receive his then Base Salary until the end of the Term (as determined without regard to his termination of employment) or until he dies, whichever comes first;

            (b) Executive's unvested stock options, if any, shall fully vest and the restrictions on his restricted stock grants, if any, shall lapse on the effective date of such termination;

            (c) Executive shall be entitled to continue to receive all the perquisites, benefits, services and equipment described in Section 2.4 and
      Section 2.5 of this Agreement until the end of the Term (as determined without regard to his termination of employment) or until he dies, whichever comes first, or subject to Executive's consent, the cash equivalent of such perquisites, benefits, services and equipment, such cash equivalent to be agreed upon by Post and Executive as a condition to such consent; provided, if Executive dies after his employment terminates but before the end of the Term (as determined without regard to such termination of employment), suitable office space at 4401 Northside Parkway, Atlanta, Georgia and related equipment and services, including secretarial, bookkeeping and other support services, shall be made available at no expense for the benefit of his estate for no less than the six (6) month period which starts on the date of his death;

            (d) Executive shall receive all the perquisites and benefits to which he has a right to receive independent of this Agreement under the terms and


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

      conditions of the plans and programs under which such perquisites and benefits were granted to Executive; and

            (e) the group health plan coverage described in Section 2.5(i) shall remain available in accordance with the terms of Section 2.5(i).

            4.2. Termination as a Result of Death. If Executive's employment under this Agreement is terminated as a result of his death, then,

            (a) Executive (or at his death, his designated beneficiary, if any, or if none, his surviving spouse or, if none, his estate) shall be entitled to receive (i) any Base Salary which may be owed to Executive but which is unpaid as of the effective date of such termination and (ii) a severance payment equal to his Base Salary for such calendar year;

            (b) Executive's unvested stock options shall fully vest on the effective date of such termination;

            (c) all Executive's perquisites and benefits called for exclusively under the terms of this Agreement shall terminate as of the effective date of such termination except (i) the group health plan coverage described in
      Section 2.5(i), shall remain available in accordance with the terms of
      Section 2.5(i) and (ii) Post shall make available suitable office space at 4401 Northside Parkway, Atlanta, Georgia and related equipment and services, including secretarial, bookkeeping and other support services, at no expense for the benefit of Executive's estate for no less than the six (6) month period which starts on Executive's date of death; and

            (d) all of Executive's perquisites and benefits to which he has a right independent of this Agreement shall remain in effect, if at all, exclusively under the terms and conditions of the plans and programs under which such perquisites and benefits were granted to Executive.

            4.3 For Cause. If Post terminates Executive's employment "For Cause" (as defined in Section 3.3(e)), Executive shall not thereafter be entitled to receive any Base Salary for periods following the effective date of such termination; provided, however, that Executive shall be entitled to receive any Base Salary which may be owed to Executive but is unpaid as of the effective date of such termination. All Executive's perquisites and benefits called for exclusively under the terms of this Agreement shall terminate as of the effective date of such termination. All Executive's perquisites and benefits, including stock options, to which Executive has a right independent of this Agreement shall remain in effect, if at all, exclusively under the terms and conditions of the plans and programs under which such perquisites and benefits were granted to Executive.

            4.4 Employee Benefit Plans and Incentive Compensation and Other Compensatory Arrangements. In addition to the benefits described in Section 4.1,
Section 4.2 and


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Section 4.3, Executive shall upon Executive's termination of employment be eligible for such other benefits as may be payable to Executive under any employee benefit plan then in force.

                                   Section 5.

                                Change In Control

            5.1. General Rule. Subject to Section 3.3(b), Section 5.3 and
Section 5.4, no Change in Control or any other change in the control, ownership, operations or assets of Post shall have any effect whatsoever on Post's obligations under this Agreement.

            5.2 Definitions.

            (a) Code. The term "Code" for purposes of this Agreement shall mean the Internal Revenue Code of 1986, as amended.

            (b) Gross Up Payment. The term "Gross Up Payment" for purposes of this Section 5 shall mean a payment to or on behalf of Executive which shall be sufficient to pay (a) any excise tax described in Section 5.3 in full, (b) any federal, state and local income tax and social security and other employment tax on the payment made to pay such excise tax as well as any excise and other additional taxes on such payment, (c) any interest or penalties assessed by the Internal Revenue Service on Executive which are related to the payment of such excise tax unless such interest or penalties are attributable to Executive's willful misconduct or gross negligence and (d) any federal, state and local income tax and social security tax and other employment tax on the payment made to pay such interest or penalties as well as any excise and additional taxes on such payment.

            5.3. Tax Protection. If Post or Post's independent accountants determine that any payments and benefits called for under this Agreement together with any other payments and benefits made available to Executive by Post or a Post affiliate will result in Executive being subject to an excise tax under Section 4999 of the Code (or any successor provision thereof) or if such an excise tax is assessed against Executive as a result of any such payments and other benefits, Post shall make a Gross Up Payment to or on behalf of Executive as and when any such determination or assessment is made, provided Executive takes such action (other than waiving Executive's right to any payments or benefits in excess of the payments or benefits which Executive has expressly agreed to waive under this Section 5.3) as Post reasonably requests under the circumstances to mitigate or challenge such tax; provided, however, if Post or Post's independent accountants make such a determination and, further, determine that Executive will not be subject to any such excise tax if Executive waives Executive's right to receive a part of such payments or benefits and such part does not exceed $25,000, Executive shall irrevocably waive Executive's right to receive such part if an independent accountant or lawyer retained by Executive and paid by Post agrees with


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

the determination made by Post or Post's independent accountants with respect to the effect of such reduction in payments or benefits. Any determinations under this Section 5.3 shall be made in accordance with Section 280G of the Code, including any successor provision thereof, and any applicable related regulations (whether proposed, temporary or final) and any related Internal Revenue Service rulings and any related case law and, if Post reasonably requests that Executive take action to mitigate or challenge, or to mitigate and challenge, any such tax or assessment (other than waiving Executive's right to any payments or benefits in excess of the payments or benefits which Executive has expressly agreed to waive under this Section 5.3) and Executive complies with such request, Post shall provide Executive with such information and such expert advice and assistance from Post's independent accountants, lawyers and other advisors as Executive may reasonably request and shall pay for all expenses incurred in effecting such compliance and any related fines, penalties, interest and other assessments.

            5.4. Attorneys Fees. If any action at law or in equity is necessary for Executive to enforce or interpret the terms of this Section 5, Post shall pay Executive's reasonable attorneys' fees and other reasonable expenses incurred with respect to such action.

                                   Section 6.

                                  Miscellaneous

            6.1. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Executive and his executor, administrator, heirs, personal representative and assigns, and upon Post, Holdings and Services and their successors and assigns; provided, however, that Executive shall not be entitled to assign or delegate any of his rights or obligations hereunder without the prior written consent of Post, Holdings and Services.

            6.2. Construction of Agreement. No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

            6.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

            6.4. Survival of Agreements. All covenants and agreements made herein shall survive the execution and delivery of this Agreement and the termination of Executive's employment hereunder for any reason.

            6.5. Headings and References. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to sections (Section) shall be to sections (Section) of this Agreement unless otherwise expressly stated.


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

            6.6. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to be given when delivered personally or mailed first class, registered or certified mail, postage prepaid, in either case, addressed as follows:

           (a)      to Executive:

                    Mr. John A. Williams
                    4615 Northside Drive, N.W.
                    Atlanta, Georgia 30327

                    With a copy to:

                    Mr. Edward J. Hardin
                    Rogers & Hardin
                    2700 International Tower
                    229 Peachtree Street
                    Atlanta, Georgia 30303

           (b)      If to Post, Holdings or Services:

                    Post Properties, Inc.
                    One Riverside
                    4401 Northside Parkway
                    Suite 800
                    Atlanta, Georgia 30327

                    with a copy to:

                    Mr. Herschel M. Bloom
                    King & Spalding
                    191 Peachtree Street
                    Atlanta, Georgia 30303-1763

            6.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            6.8. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and upon the Effective Date, will supersede and replace all prior agreements, written and oral, between the parties hereto or with respect to the subject matter hereof. This Agreement may be modified only by a written instrument signed by each party hereto.


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

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                      POST PROPERTIES, INC.

                                      By:     /s/ David P. Stockert
                                         --------------------------------------

                                      Title:  President
                                            -----------------------------------


                                      POST GP HOLDINGS, INC.

                                      By:     /s/ David P. Stockert
                                         --------------------------------------

                                      Title:  President
                                            -----------------------------------


                                      POST SERVICES, INC.

                                      By:     /s/ David P. Stockert
                                         --------------------------------------

                                      Title:  President
                                            -----------------------------------


                                      EXECUTIVE

                                      /s/ John A. Williams
                                      -----------------------------------------
                                      John A. Williams


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